                                                                      EXHIBIT 9

                                  (VSNL LOGO)


                                                            Rishabh Nath Aditya
                                                    Assistant Company Secretary
HQ/CS/CL.24B/10181
30 October 2003

Sir,

SUB : UN-AUDITED FINANCIAL RESULTS (PROVISIONAL) FOR THE SECOND QUARTER
      ENDED 30 SEPTEMBER 2003.

     Pursuant to Clause 41 of the Listing Agreement with Indian Stock Exchanges, please find sent herewith Un-audited Financial Results (Provisional) for the Second Quarter ended 30 September 2003, which has been taken on record by the Board of Directors in their Meeting, held on 30 October 2003.

Thanking you,
                                                              Yours faithfully,
                                               For Videsh Sanchar Nigam Limited


                                                                    R.N. Aditya
                                                        Asst. Company Secretary
To :
1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.
2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.
4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.
6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.
7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199
11.  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195

(TATA INDICOM LOGO)                                                  (VSNL LOGO)


                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.

                           UNAUDITED FINANCIAL RESULTS
              FOR THE QUARTER AND HALF YEAR ENDED 30 SEPTEMBER 2003


                                                                                                              (RS. IN MILLION)
------------------------------------------------------------------------------------------------------------------------------
                              Unaudited for the Quarter ended            Unaudited for the Half Year ended        Audited For
    Particulars                         30 September                               30 September                   Year Ended
    -----------            -----------------------------------       --------------------------------------      -------------
                           2003         2002*          2002          2003           2002           2002          31 March 2003
                                    As Published    Restated @                   As Published*   Restated @

1   Net Sales/Income
    from operations           7,755        12,478        11,986         16,119        26,209          25,757         45,385

2   Other Income                463           557           557            872         1,087           1,087          2,205

3   Interest on
    Income Tax
    Refunds                       -             -             -            490             -               -            535
                              -----        ------        ------         ------        ------          ------         ------
    TOTAL INCOME              8,218        13,035        12,543         17,481        27,296          26,844         48,125
                              -----        ------        ------         ------        ------          ------         ------

4   Total Expenditure         6,582         8,887         9,362         14,040        18,839          19,236         33,978

    (a) Network Cost          5,640         7,937         8,412         11,840        17,064          17,461         30,039

    (b) Operating
    and Other
    Expenses                    534           609           609          1,342         1,094           1,094          2,403

    (c) Salaries and
    Related Costs               408           341           341            858           681             681          1,536

5   Depreciation                406           364           364            793           712             712          1,467

6   Prior Period
    Adjustments                  10             1             1             10            38              38            136

7   PROFIT (+)/
    Loss(-) BEFORE
    TAX AND
    EXTRAORDINARY
    ITEM
    (1+2+3)-(4+5+6)            1220         3,783         2,816          2,638         7,707           6,858         12,544

8   Extraordinary
    Item:
    Expenditure
    under Voluntary
    Retirement Scheme           568             -             -            955             -               -              -

9   Profit Before
    Tax (7-8)                   652         3,783         2,816          1,683         7,707           6,858         12,544

10  Provision for
    Taxation                    165         1,324           958            538         2,636           2,347          4,743
    - Current Tax               235         1,221           855            682         2,513           2,224          4,351

                                                                                                              (RS. IN MILLION)
------------------------------------------------------------------------------------------------------------------------------
                              Unaudited for the Quarter ended            Unaudited for the Half Year ended        Audited For
    Particulars                         30 September                               30 September                   Year Ended
    -----------            -----------------------------------       --------------------------------------      -------------
                           2003         2002*          2002          2003           2002           2002          31 March 2003
                                    As Published    Restated @                   As Published*   Restated @

    - Deferred Tax              (70)          103           103          (144)           123             123            392
                              -----        ------        ------         ------        ------          ------         ------
11  NET PROFIT
    (+)/LOSS(-)
    (9-10)                      487         2,459         1,858          1,145         5,071           4,511          7,801
                              -----        ------        ------         ------        ------          ------         ------
12  Paid up Equity
    Share Capital
    (Face value of
    Rs.10/- per
    share)                    2,850         2,850         2,850          2,850         2,850           2,850          2,850

13  Reserves
    excluding
    revaluation
    reserve (As per
    Balance Sheet of
    previous
    accounting year)              -             -             -              -             -               -         52,654

14  Basic & Diluted
    Earning per
    share (not
    annualised) (Rs.)          1.71          8.63          6.52           4.02         17.79           15.83          27.37

15  Aggregate of
    non-promoter
    shareholding

    (a) Number of
    Shares               77,752,618    82,303,185    82,303,185     77,752,618    82,303,185      82,303,185     78,556,139

    (b) Percentage
    of Shareholding           27.28         28.88         28.88          27.28         28.88           28.88          27.56

* Interconnect agreements with the major carriers for F.Y. 2002-03 were finalised during November 2002. Pending finalisation of these agreements, the results for the period ended September 30, 2002 were declared on the basis of management estimates.

@ After accounting for impact of adjustments pertaining to period ended September 30, 2002, with respect to interconnect agreements finalised with the major domestic operators in November 2002.


SEGMENTAL REPORTING:

(i) BUSINESS SEGMENTS:

Management has reviewed and revised the reportable business segments to include international telephony, international private leased circuit, frame relay, telex and telegraph as a separate reportable segment "international telephony and related services" for the purpose of evaluating performance and to facilitate decision making on future allocation of resources. Prior period figures have been regrouped accordingly.

                                                                                                                   (RS. IN MILLION)
-----------------------------------------------------------------------------------------------------------------------------------
                                             Unaudited for the Quarter        Unaudited for the Half Year      Audited For
Particulars                                      ended 30 September               ended 30 September            Year Ended
-----------                                  -------------------------        ---------------------------     -------------
                                                2003           2002             2003           2002           31 March 2003
                                                            Restated @                        Restated @
              SEGMENT REVENUE
International Telephony & Related Services      6,820          10,936          14,094           23,691           41,189
Other Services                                    935           1,050           2,025            2,066            4,196
                                                -----          ------          ------           ------           ------
                   TOTAL                        7,755          11,986          16,119           25,757           45,385
                                                -----          ------          ------           ------           ------
Less: Inter Segment Revenue
Net Sales/Income from Operations                7,755          11,986          16,119           25,757           45,385


Segment Results Profit (+) / Loss (-) Before Tax and Interest from each Segment

International Telephony & Related Services      1,556           3,014           3,099            7,058           12,945
Other Services                                    614             560           1,371            1,238            2,881
                                                -----          ------          ------           ------           ------
                   TOTAL                        2,170           3,574           4,470            8,296           15,826
                                                -----          ------          ------           ------           ------
Other Un-allocable Expenditure                  1,981           1,315           4,149            2,525            6,022
Un-allocable Income                               463             557           1,362            1,087            2,740
Other Un-allocable Expenditure Net of
Un-allocable Income                            (1,518)           (758)         (2,787)          (1,438)          (3,282)
                                                -----          ------          ------           ------           ------
TOTAL PROFIT BEFORE TAX                           652           2,816           1,683            6,858           12,544
                                                -----          ------          ------           ------           ------
Taxes                                             165             958             538            2,347            4,743
                                                -----          ------          ------           ------           ------
PROFIT AFTER TAXES                                487           1,858           1,145            4,511            7,801
                                                -----          ------          ------           ------           ------

@ After accounting for impact of adjustments pertaining to period ended September 30,2002, with respect to interconnect agreements finalised with the major domestic operators in November 2002.


NOTE ON SEGMENTAL REPORTING:

Revenue and expenses, which are directly identifiable to segments, are attributed to the relevant segment. Expenses on rent of satellite channels & landlines and royalty & license fee on revenues from operations are allocated based on turnover. Certain expenses such as staff costs, operating & other expenses and depreciation are not allocable to segments and consequently have been classified as "un-allocable expenditure".

Notes:
1. The above results were taken on record by the Board of Directors of the Company at their meeting held on October 30, 2003.
2. The Company introduced a Voluntary Retirement Scheme (VRS) exercisable by eligible employees between May 15, 2003 and July 14, 2003. In accordance with Accounting Standard 26 on Intangible Assets, expenditure incurred under the scheme has been charged to the profit and loss account.
3. The Company has undertaken a review of the useful lives and carrying value of fixed assets. Pending completion of the review, depreciation has been provided based on rates prescribed in Schedule XIV of the Companies Act, 1956.
4. The financial results for the quarter and half year ended September 30, 2003 have been subjected to a Limited Review by the Statutory Auditors of the Company.
5.   Figures of the previous period have been regrouped wherever necessary.
6.   Investor Complaint status:

                         Total received during     Total resolved during
  Outstanding as on        the quarter ended         the quarter ended       Outstanding as on
    July 01, 2003         September 30, 2003         September 30, 2003      September 30, 2003
  -----------------      ---------------------     ---------------------     ------------------
         Nil                    192                   192                     Nil



                                               FOR VIDESH SANCHAR NIGAM LIMITED


Place  : Mumbai                                                     S. K. GUPTA
Date   : October 30, 2003                                     MANAGING DIRECTOR